Exhibit 99.1

News Release

Contacts:

For Sinclair: David Amy, EVP & CFO

    Lucy Rutishauser, VP & Treasurer

    (410) 568-1500

For Allbritton: Jerald Fritz, SVP Legal and Strategic Affairs, General Counsel

        (703) 647-8700

SINCLAIR BROADCAST GROUP AND PERPETUAL CORPORATION RECEIVE SECOND REQUEST FOR INFORMATION ON THE PROPOSED

ALLBRITTON ACQUISITION

BALTIMORE, MD and ARLINGTON, VA (October 7, 2013) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) (“Sinclair”) and the parent company of Allbritton Communications Company, Perpetual Corporation (“Allbritton”), announced that they received a request for additional information from the U.S. Department of Justice (“DOJ”), also referred to as a “Second Request,” in connection only with Sinclair’s proposed acquisition of Allbritton’s Harrisburg, PA station and its affiliate in Charleston, SC.

Although a Second Request is a standard part of the DOJ review process, it can extend the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to receive DOJ approval on the proposed transactions. Sinclair and Allbritton intend to respond promptly to the Second Request. Although there can be no assurances, the parties expect the transaction to close in the first or second quarter of 2014. In addition to antitrust clearance, the transaction is subject to Federal Communications Commission (FCC) approval.

About Sinclair:

On a pro forma basis assuming consummation of all previously announced acquisitions, Sinclair Broadcast Group, Inc., the largest and one of the most diversified television broadcasting companies in the U.S., will own and operate, program or provide sales services to 162 television stations in 77 markets. Sinclair’s television group will reach approximately 38.7% (24.3% for purposes of the 39% FCC ownership cap) of U.S. television households and will be affiliated with all major networks. Sinclair’s television portfolio will include 38 FOX, 29 ABC, 26 CBS, 25 CW, 22 MNT, 15 NBC, 5 Univision, one Azteca and one independent station. Sinclair owns equity interests in various non-broadcast related companies. Sinclair regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

About Allbritton:

Perpetual Corporation is the parent company of Allbritton Communications Company, an Arlington, Virginia-based communications company that owns and operates through subsidiaries and affiliates seven ABC Network stations serving approximately 5% of total U.S. viewers and a 24-hour, local news service in Washington-Virginia-Maryland, NewsChannel 8. Owned by the Allbritton family since 1976, Allbritton Communications Company has been in the forefront of industry change including cable news, digital conversion and multiplatform programming.

Forward-Looking Statements:

The matters discussed in this release, include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions identified in this release, but not limited to, the ability to satisfy the closing conditions for the Allbritton station acquisitions discussed in this release, Sinclair’s previously announced acquisitions, and any required license asset third party transactions, including obtaining required governmental and shareholder approvals, Sinclair’s ability to obtain financing for the Allbritton station acquisitions and Sinclair’s previously announced acquisitions, Sinclair’s ability to successfully integrate the Allbritton stations, and the stations from its previously announced acquisitions and to maximize Sinclair’s operating synergies in connection therewith, successful execution of Sinclair’s small market strategy, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial markets, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television Network and MyNetworkTV programming, Sinclair’s news share strategy, its local sales initiatives, the execution of retransmission consent agreements, its ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any other risk factors set forth in the Sinclair’s most recent reports on Form 10-Q, Form 10-K and Form 8-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. Sinclair undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

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